Exhibit 2.2

Yazmi USA, LLC
5222 MacArthur Blvd NW
Washington DC, 20016-2506

June 23, 2010

WorldSpace, Inc.
AfriSpace, Inc.
WorldSpace Systems Corporation
WorldSpace Satellite Company Ltd.
8515 Georgia Avenue
Silver Spring, MD  20910
Facsimile:  (202) 969-2200
Attention: Robert A. Schmitz

Re:  Amendment to Asset Purchase Agreement

Dear Bob:

Reference is hereby made to the Asset Purchase Agreement, dated as of May 9, 2010 (the “Asset Purchase Agreement”), by and among WorldSpace, Inc., a Delaware corporation (“WorldSpace”), AfriSpace, Inc., a Maryland corporation (“AfriSpace”), WorldSpace Systems Corporation, a Delaware corporation (“WSC”), WorldSpace Satellite Company Ltd., a business company incorporated under the laws of the British Virgin Islands (“Satco” and together with WorldSpace, WSC and AfriSpace, the “Sellers”), and Yazmi USA, LLC, a Maryland limited liability company (“Buyer”).  Capitalized terms used herein and not otherwise defined have the meanings given to them in the Asset Purchase Agreement.  Any reference to a Schedule herein is deemed to reference a schedule of the Disclosure Schedules.

The undersigned wish to amend the Asset Purchase Agreement.  Accordingly, the undersigned agree as follows:

1.           Correction of Buyer Identity.  The name and jurisdiction of organization of Buyer as set forth in the introductory paragraph of the Asset Purchase Agreement is hereby amended to identify Buyer as “Yazmi USA, LLC, a Maryland limited liability company.”

2.           Assigned Contracts.  (a) In accordance with Section 1.6(a) of the Asset Purchase Agreement, the following contract listed under “Excluded Contracts” in Schedule 1.2(b) is hereby deemed an “Assigned Contract” and removed from Schedule 1.2(b) and placed on Schedule 1.1(h):  License Agreement dated March 4, 1998 between Fraunhofer-Gesellschaft zur Forderung der Angerwandten Forschung E.V. and WorldSpace, Inc. (formerly WorldSpace International Network, Inc.

(b)  In accordance with Section 1.6(a) of the Asset Purchase Agreement, the following contract listed under “Customer Contracts” in Schedule 1.1(f) is hereby deemed an “Excluded Contract” and removed from Schedule 1.1(f) and placed on Schedules 1.2(b) and 1.5(b):  Capacity Agreement dated as of October 1, 2009, between WorldSpace, Inc. and Omnisat LLC.

3.           Patents.  In accordance with Section 1.6(c) of the Asset Purchase Agreement, the following patents are hereby removed from Schedule 1.1(i):

Patent Number	Patent Subject/Title	Main claims
EP 1072 135 US 6,993,084 B1	Method and apparatus for generating a signal having a frame structure and method and apparatus for frame synchronization	OFDM –Signal, Including AMSS
EP 1072 138 US 7,061,997 B1	Method and apparatus for fine frequency synchronization in multi- carrier demodulation systems	Fine Frequency Synchronisation
EP 1072 136 US 6,931,084 B1	Method and apparatus for multi- carrier modulation and demodulation and method and apparatus for performing an echo phase offset correction associated	Differential Mapping and correction of Echo-Phase Offset

4.           Acquired Subsidiaries.  The following is hereby added to the list of “Acquired Subsidiaries” in Schedule 1.1(o):  WorldSpace Europe Holdings ApS.

5.           Notice Provisions.  The notice provisions under Section 14.10 of the Asset Purchase Agreement are hereby amended as follows:

a)	The fax number referenced for Buyer is hereby amended to 1-202-318-0728.

b)	Copies of notices to Buyer shall no longer be sent to the address listed for Knowles Husain Lindsay Inc., but rather to the following entity and address:

Jones Day
51 Louisiana Avenue, N.W.
Washington, D.C. 20001-2113
Facsimile: (202) 626-1700
Attn: Kevyn Orr, Esq., and
   Kenneth Ayres, Esq.

6.           Closing Date Payment.  The Closing Date Payment is hereby reduced as follows:

•	Credited $26,800 reflecting an anticipated payment by AsiaSpace Limited to the Australian Taxation Office for tax due with respect to June 2010.

Accordingly, the Closing Date Payment is hereby reduced to $4,973,200.

Upon notice from AsiaSpace Limited that it has made the payment of 30,726 Australian dollars to the Australian Taxation Office for June 2010, Buyer shall pay $26,800 to Sellers within one Business Day.  Although this payment to the Australian Taxation Office is not due until July 2010, it is anticipated that the payment will be made on June 24, 2010.

7.           Subsidiary Operating Funds.  For the avoidance of doubt, Section 1.2(a) does not include the cash and cash equivalents held by the Acquired Subsidiaries, including capital investments in the German and Danish entities to be formed.

8.           Amendment; No Further Effect.  This letter agreement will be deemed to be an amendment of the Asset Purchase Agreement pursuant to Section 14.11 of the Asset Purchase Agreement.  Except as expressly set forth herein, this letter agreement does not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Asset Purchase Agreement.

9.           Miscellaneous.  This letter agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures on each counterpart were actually upon one instrument.

YAZMI USA, LLC

By:	/s/ Noah A. Samara
	Name:	Noah A. Samara
	Title:	Chief Executive Manager

ACCEPTED AND AGREED:

WORLDSPACE, INC.

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Executive Vice President, General Counsel and Secretary

AFRISPACE, INC

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Secretary

WORLDSPACE SYSTEMS CORPORATION

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Secretary

WORLDSPACE SATELLITE COMPANY LTD.

By:	/s/ Donald J. Frickel
Name:	Donald J. Frickel
Title:	Assistant Secretary

[Signature Page to Letter Agreement re APA Amendment]

cc:	Jones Day
51 Louisiana Avenue, N.W.
Washington, D.C. 20001-2113
	Facsimile:	(202) 626-1700
	Attention:	Kevyn Orr, Esq., and
Kenneth Ayres, Esq.

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
	Facsimile:	(212) 848-7179
	Attention:	Andrew V. Tenzer, Esq.